Exhibit 99.1

      Career Education Corporation Reports Results for 2005 First Quarter;
                        Quarterly Revenue Increased 29%;
                Income from Continuing Operations Increased 60%

     HOFFMAN ESTATES, Ill.--(BUSINESS WIRE)--May 2, 2005--Career Education Corporation (Nasdaq:CECO) today reported financial results for the first quarter ended March 31, 2005.

     Three Months Ended March 31, 2005

     -- First quarter 2005 total revenue increased 29% to $512.3 million, from $397.4 million for the same period last year. The increase in revenue is primarily attributable to an approximate 21% increase in student population at January 31 and an approximate 8% increase in average revenue per student during the first quarter.

     -- Income from operations rose 55% to $98.9 million, from $63.7 million for the same period last year. Operating income margin rose to 19.3%, up from 16.0% in the same period last year.

     -- Income from continuing operations was $61.6 million, or $0.59 per diluted share, up 60% from the same period last year. Loss from discontinued operations of $5.7 million, or $0.05 per diluted share, resulted primarily from the sale of our International Academy of Design and Technology ("IADT") campus in Montreal, Canada. The loss includes approximately $2.2 million related to the sale of the IADT Montreal campus as well as a write off of goodwill of approximately $3.5 million for the IADT Montreal and IADT Ottawa campuses.

     -- Net income was $55.9 million, or $0.53 per diluted share, up 45% from last year's first quarter net income of $38.6 million, or $0.37 per diluted share. Net income includes a loss from discontinued operations mentioned above of $5.7 million, or $0.05 per diluted share. Net income includes approximately $2.4 million of pre-tax expense for legal and other costs related to the SEC investigation, the investigation being conducted by the special committee of our Board of Directors, and the shareholder securities class action and derivative lawsuits. This expense of $1.5 million, net of the related tax benefit of $0.9 million, represented $0.01 per diluted share.

     -- Bad debt expense was 3.4% of total revenue for the quarter ended March 31, 2005, compared to 5.0% for the quarter ended March 31, 2004. The decrease in bad debt expense as a percentage of revenue was primarily a result of decreased accounts receivable exposure. Quarterly days sales outstanding ("DSOs") were 13 days at March 31, 2005. This represents a 10-day decrease from the quarterly DSOs of 23 days at March 31, 2004. We calculate DSOs by dividing the sum of net student receivables and net other receivables by average daily revenue. Average daily revenue is computed by dividing quarterly "total revenue" by the total number of days in the quarter.

     -- Net student receivables decreased $16.7 million, from $86.0 million as of December 31, 2004 to $69.2 million as of March 31, 2005, and our allowance for doubtful accounts as a percentage of gross student receivables increased from 41.6% as of December 31, 2004, to 42.4% as of March 31, 2005.

     -- At March 31, 2005, we had cash and cash equivalents of $432.3 million, up 172% from $158.7 million on March 31, 2004. Short-term and long-term debt and capital lease obligations as of March 31, 2005, totaled $21.0 million.

     -- Goodwill decreased $4.3 million to $444.6 million as of March 31, 2005, from $448.9 million as of December 31, 2004. The change is attributable primarily to a $3.5 million write off of goodwill related to our IADT Montreal and IADT Ottawa campuses.

     -- Accrued expenses increased $15.2 million to $128.5 million as of March 31, 2005, from $113.4 million as of December 31, 2004. The increase is due primarily to an increase in our net current income tax liability.

     -- Net cash provided by operating activities for the first quarter of 2005 was $111.8 million, compared to $90.2 million for the same period of 2004. The first quarter cash flow improvement was attributable primarily to the increase in net income from continuing operations.

     -- Purchases of property and equipment for the quarter was $25.5 million compared to $19.8 million for the same period last year.

     Population Data

     -- Start and population data excludes data for our Academy division schools that have been sold or are being taught out, including IADT Montreal, IADT Fairmont, and IADT Ottawa.

     --   First quarter 2005 new student starts were approximately 32,500.

     -- Total CEC student population on April 30, 2005 was approximately 96,700, up 12% from approximately 86,700 on April 30, 2004. Total student population of CEC's Online Education Group on April 30, 2005 was approximately 25,500, up 63% from approximately 15,600 students at the same date last year.

     Information Concerning Special Committee Investigation

     -- As previously reported, our Board of Directors formed a special committee to conduct an independent investigation of allegations of securities laws violations against us, including allegations relating to our accounting practices and reported statistics relating to starts, student population and placement. The special committee has informed us that it intends to make a report of its findings, and any proposed recommendations, to our Board of Directors within one to two weeks.

     Business Outlook

     Please note that the following is an update from previously issued guidance. While we may make further acquisitions, none are contemplated by these forward-looking statements.

     -- We expect full year 2005 revenues to be approximately $2.125 billion and full year 2005 earnings per share to be approximately $2.29. The $2.29 earnings per share includes the $0.05 loss from discontinued operations primarily related to the sale of IADT Montreal. We expect the Online Education Group's full year 2005 revenues, included in the preceding amounts, to be approximately $650 million.

     -- We expect full year 2005 operating profit margin improvement to be approximately 150 basis points.

     -- We expect second quarter 2005 revenues to be approximately $510 million and second quarter 2005 earnings per share to be approximately $0.47. We expect diluted weighted average shares outstanding to be approximately 106.0 million for second quarter 2005.

     --   We expect our 2005 effective income tax rate will be approximately
          39.25%.

     -- We expect that 2005 capital expenditures will be approximately 7.5% of total revenue.

     Conference Call Information

     -- Career Education Corporation will host a conference call today at 5:00 PM (Eastern Time). Interested parties can access the live webcast of the conference call at www.careered.com. Participants can also listen to the conference call by dialing (617) 801-9713 (international) or
          (800) 299-6183 (domestic) and citing code 84157784. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. After 7:00 PM (Eastern Time) the same day, an archived version of the webcast will be accessible for 90 days at www.careered.com. A replay of the call will also be available for seven days by calling (617) 801-6888 (international) or (888) 286-8010 and citing code 75701279.

     Career Education Corporation (www.careered.com) is one of the largest providers of private, for-profit postsecondary education and has a presence in both on-campus and online education. CEC's Colleges, Schools and Universities Group operates over 80 campuses in the U.S., Canada, France, the United Kingdom and the United Arab Emirates and offers doctoral degree, master's degree, bachelor's degree, associate degree and diploma programs in the career-oriented disciplines of business studies, visual communication and design technologies, health education, information technology, and culinary arts. The Online Education Group operates American InterContinental University Online and Colorado Technical University Online and offers a variety of degrees in information technology, business, visual communication and education. CEC's total student population on April 30, 2005 was approximately 96,700 students.

     Except for the historical and present factual information contained herein, the matters set forth in this release, including statements under "Business Outlook" and statements identified by words such as "anticipates," "expects," "projects," "plans," "will," and similar expressions, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on information currently available to us and involve risks and uncertainties that could cause our actual growth, results, performance and business prospects and opportunities to differ materially from those expressed in, or implied by these statements. These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to: risks related to our ability to comply with, and the impact of changes in, legislation and regulations that affect our ability to participate in student financial aid programs; costs, risks and effects of legal and administrative proceedings and investigations and governmental regulations, including the pending Securities and Exchange Commission and Justice Department investigations and, class action, derivative, Qui Tam, and other lawsuits; cost and potential impact of findings, and recommendations of the special committee of our Board of Directors that as a result of its investigation of allegations of securities laws violations against CEC; risks related to our ability to comply with accrediting agency requirements or obtain accrediting agency approvals; costs and difficulties related to the integration of acquired businesses; future financial and operational results; competition; general economic conditions; risks related to our ability to manage and continue growth; and other risk factors relating to our industry and business, as detailed in our Annual Report on Form 10-K for the year ended December 31, 2004, and from time to time in our other reports filed with the Securities and Exchange Commission. We disclaim any responsibility to update or revise these forward-looking statements.


             CAREER EDUCATION CORPORATION AND SUBSIDIARIES
              UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
          For the Three Months Ended March 31, 2005 and 2004
         (In thousands, except per share data and percentages)



                                            % of                % of
                                   2005    Revenue     2004    Revenue
                                ---------- -------  ---------- -------
                                                    (Restated)
Revenue:
  Tuition and registration fees  $486,781    95.0%   $366,903    92.3%
  Other                            25,555     5.0%     30,462     7.7%
                                ----------          ----------
    Total revenue                 512,336   100.0%    397,365   100.0%
                                ----------          ----------

Operating expenses:
  Educational services and
   facilities                     158,248    30.8%    128,137    32.3%
  General and administration      237,990    46.5%    192,790    48.5%
  Depreciation and amortization    17,201     3.4%     12,767     3.2%
                                ----------          ----------
    Total operating expenses      413,439    80.7%    333,694    84.0%
                                ----------          ----------

Income from operations             98,897    19.3%     63,671    16.0%

Other income (expense):
  Interest income                   1,707     0.3%        352     0.1%
  Interest expense                   (436)   -0.1%       (829)   -0.2%
  Share of affiliate earnings       1,826     0.4%      1,405     0.4%
  Miscellaneous (expense)            (558)   -0.1%         (5)    0.0%
                                ----------          ----------
    Total other income              2,539     0.5%        923     0.3%
                                ----------          ----------

Income before provision for
 income taxes                     101,436    19.8%     64,594    16.3%

Provision for income taxes         39,814     7.8%     26,000     6.6%
                                ----------          ----------

Income from continuing
 operations                        61,622    12.0%     38,594     9.7%

Loss from discontinued
 operations                        (5,700)   -1.1%          -     0.0%
                                ----------          ----------

Net income                        $55,922    10.9%    $38,594     9.7%
                                ==========          ==========


======================================================================

Income per share - Diluted
  Income from continuing
   operations                      $0.586              $0.369
  Loss from discontinued
   operations                      (0.054)                  -
                                ----------          ----------
    Net income                     $0.532              $0.369
                                ==========          ==========

Diluted weighted average
 shares outstanding               105,195             104,519

======================================================================


             CAREER EDUCATION CORPORATION AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED BALANCE SHEETS
                            (In thousands)



                                              March 31,   December 31,
                                                2005          2004
                                            ------------  ------------

                    ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                    $432,268      $349,458
  Receivables:
      Students, net of allowance for
       doubtful accounts of $50,880 and
       $61,136 as of March 31, 2005 and
       December 31, 2004, respectively           69,233        85,982
      Other, net                                  5,552         5,378
  Inventories                                    19,181        17,347
  Prepaid expenses                               30,942        29,649
  Other current assets                            3,079         5,980
  Deferred income tax assets                     18,806        18,806
                                            ------------  ------------
       Total current assets                     579,061       512,600
                                            ------------  ------------
  Property and equipment, net                   358,486       351,140
  Goodwill                                      444,623       448,896
  Intangible assets, net                         35,683        35,881
  Other assets                                   36,116        38,495
                                            ------------  ------------
TOTAL ASSETS                                 $1,453,969    $1,387,012
                                            ------------  ------------

     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current maturities of long-term debt           $2,053        $2,274
  Accounts payable                               27,262        38,263
  Accrued expenses:
      Payroll and related benefits               32,964        38,193
      Income taxes                               20,764         4,663
      Other                                      74,815        70,520
  Deferred tuition revenue                      172,492       166,743
                                            ------------  ------------
       Total current liabilities                330,350       320,656
                                            ------------  ------------

LONG-TERM  LIABILITIES:
  Long-term debt, net of current maturities      18,970        21,591
  Deferred income tax liabilities                39,938        39,972
  Other                                          22,544        19,962
                                            ------------  ------------
       Total long-term liabilities               81,452        81,525
                                            ------------  ------------

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Preferred stock                                     -             -
  Common stock                                    1,027         1,025
  Additional paid-in capital                    574,131       571,192
  Accumulated other comprehensive income          2,869         4,396
  Retained earnings                             464,140       408,218
                                            ------------  ------------
       Total stockholders' equity             1,042,167       984,831
                                            ------------  ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $1,453,969    $1,387,012
                                            ------------  ------------



             CAREER EDUCATION CORPORATION AND SUBSIDIARIES
            UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
          For the Three Months Ended March 31, 2005 and 2004
                            (In thousands)


                                                2005          2004
                                            ------------  ------------
                                                           (Restated)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                    $55,922       $38,594
  Adjustments to reconcile net income
   to income from continuing operations:
     Loss from discontinued operations            5,700             -
                                            ------------  ------------
  Income from continuing operations              61,622        38,594
  Adjustments to reconcile income from
   continuing operations to net cash
   provided by operating activities:
     Depreciation and amortization               17,201        12,767
     Royalty expense related to stock
      options                                       118           118
     Compensation expense related to stock
      options                                         -            13
     Amortization of deferred financing
      costs                                          73            85
     Loss on disposition of property and
      equipment                                     430             -
     Changes in operating assets and
      liabilities, net of acquisitions
         Tax benefit associated with
          option exercises                          626         3,083
         Other                                   31,725        35,579
                                            ------------  ------------
  Net cash provided by operating activities     111,795        90,239
                                            ------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Business dispositions/acquisitions,
   net of cash                                     (908)           35
  Acquisition transaction costs                       -           (32)
  Purchases of property and equipment           (25,537)      (19,759)
  Change in investment in affiliate                (612)         (202)
                                            ------------  ------------
            Net cash used in investing
             activities                         (27,057)      (19,958)
                                            ------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock                        2,314         3,390
  Net (payments of) revolving loans              (1,630)      (75,000)
  Payments of capital lease obligations
   and other long-term debt                        (708)         (859)
                                            ------------  ------------
            Net cash used in financing
             activities                             (24)      (72,469)
                                            ------------  ------------

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE
  CHANGES ON CASH AND CASH EQUIVALENTS           (1,904)         (331)
                                            ------------  ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS        82,810        (2,519)
CASH AND CASH EQUIVALENTS,
 beginning of period                            349,458       161,235
                                            ------------  ------------
CASH AND CASH EQUIVALENTS, end of period       $432,268      $158,716
                                            ============  ============



             CAREER EDUCATION CORPORATION AND SUBSIDIARIES
                UNAUDITED SELECTED SEGMENT INFORMATION
          For the Three Months Ended March 31, 2005 and 2004
                        (Dollars in thousands)



                                     2005         2004
                                 -----------  -----------
Revenue
     CSU (1)                       $355,066     $321,599
     OEG (2)                        157,270       75,766
                                 -----------  -----------
                                   $512,336     $397,365
                                 ===========  ===========

Segment profit
     CSU                            $50,090      $41,790
     OEG                             68,639       35,544
     Corporate and other            (18,006)     (12,258)
                                 -----------  -----------
                                   $100,723      $65,076
                                 ===========  ===========

Segment profit percentage
     CSU                               14.1%        13.0%
     OEG                               43.6%        46.9%


(1) The Colleges, Schools, and Universities ("CSU") segment represents an aggregation of our campus-based operating divisions.

(2) The Online Education Group ("OEG") segment represents an aggregation of our online operating divisions.

(3) Segment profit equals the sum of income from operations and share of affiliate earnings.



             CAREER EDUCATION CORPORATION AND SUBSIDIARIES
    UNAUDITED RESTATED QUARTERLY CONSOLIDATED STATEMENTS OF INCOME


                                                2004
                               ---------------------------------------
                                  1Q        2Q        3Q        4Q
                               --------- --------- --------- ---------


Revenue:
  Tuition and registration
   fees                        $366,903  $375,627  $404,083  $461,837
  Other                          30,462    28,435    31,951    29,234
                               --------- --------- --------- ---------
    Total revenue               397,365   404,062   436,034   491,071
                               --------- --------- --------- ---------

Operating expenses:
  Educational services and
   facilities                   128,137   136,932   145,433   146,642
  General and administration    192,790   193,617   206,374   229,577
  Depreciation and
   amortization                  12,767    13,220    14,855    16,627
                               --------- --------- --------- ---------
    Total operating expenses    333,694   343,769   366,662   392,846
                               --------- --------- --------- ---------

Income from operations           63,671    60,293    69,372    98,225

Other income (expense):
  Interest income                   352       538       651     1,411
  Interest expense                 (829)     (713)     (525)     (735)
  Share of affiliate earnings     1,405     1,185       209     1,449
  Miscellaneous (expense)            (5)      (10)     (181)      (94)
                               --------- --------- --------- ---------
    Total other income              923     1,000       154     2,031
                               --------- --------- --------- ---------

Income before provision for
 income taxes                    64,594    61,293    69,526   100,256

Provision for income taxes       26,000    24,670    27,985    37,395
                               --------- --------- --------- ---------

Net Income                      $38,594   $36,623   $41,541   $62,861
                               ========= ========= ========= =========


======================================================================

Income per share - Diluted        $0.37     $0.35     $0.40     $0.60

Diluted weighted average
 shares outstanding             104,519   105,484   104,893   104,946



             CAREER EDUCATION CORPORATION AND SUBSIDIARIES
    UNAUDITED RESTATED QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
                              (continued)

                                                2003
                               ---------------------------------------
                                  1Q        2Q        3Q        4Q
                               --------- --------- --------- ---------


Revenue:
  Tuition and registration
   fees                        $220,662  $232,208  $285,541  $340,159
  Other                          21,542    21,458    28,121    28,296
                               --------- --------- --------- ---------
    Total revenue               242,204   253,666   313,662   368,455
                               --------- --------- --------- ---------

Operating expenses:
  Educational services and
   facilities                    92,055    91,969   112,511   116,980
  General and administration    114,160   121,680   146,094   153,364
  Depreciation and
   amortization                   9,185     9,843    11,736    13,144
                               --------- --------- --------- ---------
    Total operating expenses    215,400   223,492   270,341   283,488
                               --------- --------- --------- ---------

Income from operations           26,804    30,174    43,321    84,967

Other income (expense):
  Interest income                   549       288        37       130
  Interest expense                 (342)     (609)     (423)     (471)
  Share of affiliate earnings     1,166       905        96     1,187
  Miscellaneous (expense)           884      (140)      256       334
                               --------- --------- --------- ---------
    Total other income            2,257       444       (34)    1,180
                               --------- --------- --------- ---------

Income before provision for
 income taxes                    29,061    30,618    43,287    86,147

Provision for income taxes       11,837    12,450    17,572    34,450
                               --------- --------- --------- ---------

Net Income                      $17,224   $18,168   $25,715   $51,697
                               ========= ========= ========= =========


======================================================================

Income per share - Diluted        $0.18     $0.19     $0.25     $0.50

Diluted weighted average
 shares outstanding              96,142    97,633   103,713   104,288



             CAREER EDUCATION CORPORATION AND SUBSIDIARIES
                  SELECTED QUARTERLY OEG SEGMENT DATA



                      AIU Online                   CTU Online
              ---------------------------  ---------------------------
                1Q     2Q     3Q     4Q      1Q     2Q     3Q     4Q
              ------ ------ ------ ------  ------ ------ ------ ------

Revenue
 earning days
      2005       82     84     79     70      77     77     77     72
      2004       81     84     78     72      77     77     77     77



                      AIU Online                   CTU Online
              ---------------------------  ---------------------------
                  2005          2004           2005          2004
              ------------- -------------  ------------- -------------
               Start  Grad   Start  Grad    Start  Grad   Start  Grad
              ------ ------ ------ ------  ------ ------ ------ ------

January         1/2      -    1/4      -     1/2      -    1/4      -
February       2/13    2/5    2/8    2/7     2/9    2/8   2/11      -
March          3/20   3/19   3/21   3/13       -   3/19      -      -
  Total 1Q
  dates           3      2      3      2       2      2      2      -

April             -   4/23   4/25   4/24     4/3      -    4/4      -
May             5/1      -      -   5/29    5/11   5/10   5/12      -
June            6/5    6/4    6/6      -       -   6/18      -      -
  Total 2Q
   dates          2      2      2      2       2      2      2      -

July           7/17    7/9   7/11   7/10     7/3      -    7/4      -
August         8/21   8/20   8/29   8/14    8/10    8/9   8/11      -
September         -   9/24      -      -       -   9/17      -      -
  Total 3Q
   dates          2      3      2      2       2      2      2      -

October        10/9      -   10/3   10/2    10/2      -   10/3      -
November       11/3  11/12  11/14   11/6    11/9   11/8  11/10      -
December          -  12/17      -  12/18       -  12/17      -  12/18
  Total 4Q
   dates          2      2      2      3       2      2      2      1


     CONTACT: Career Education Corporation
              Karen M. King, 847-585-3899
              www.careered.com